UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 7, 2008

U. S. Precious Metals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Celebration Boulevard, Suite A, Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (407) 566-9310

        N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to a Shareholder Consent Solicitation, the Registrant’s shareholders voted to approve the Company’s 2007 Stock Option Plan (“2007 Plan”) by a consent vote of shareholders holding approximately 58.02% of the shares issued and outstanding as of June 23, 2008 (the “Record Date”). The Consent Solicitation expired on August 7, 2008. Pursuant to the 2007 Plan, the Registrant may grant to its officers, directors, consultants and key employees options to purchase an aggregate of twenty million shares of the Registrant’s common stock. The 2007 Plan will be administered by the Board of Directors. The 2007 Plan will expire on December 31, 2013. Any options outstanding on that date will continue in effect and expire on the dates set forth in the option agreements between the Registrant and the optionees.

Prior to this shareholder approval, the Registrant conditionally issued options pursuant to the 2007 Plan to purchase an aggregate of nine million shares of the Registrant’s common stock pending shareholder approval prior to December 31, 2008. With the abovementioned shareholder consent approval, these option issuances have been confirmed and perfected.

Item 9.01

Financial Statements and Exhibits

(C)

Exhibit 10.1

2007 Stock Option Plan of U.S. Precious Metals, Inc. (incorporated by reference to Annex A to the Registrant’s Consent   Solicitation Statement as filed on Schedule 14A with the Securities and Exchange Commission on June 26, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. Precious Metals, Inc.

(Registrant)

/s/ M. Jack Kugler

_______________________________

M. Jack Kugler, CEO

Date:  August 13, 2008